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                                                                  Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent, in this Registration Statement on Form S-11, to the use of our report dated August 28, 2002, relating to the statement of financial condition as of June 30, 2002 of Forsyth Capital Mortgage Corp. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.

     Dixon Odom PLLC

     /s/ Dixon Odom PLLC

     High Point, North Carolina
     August 28, 2002